UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

April 27, 2015
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 27, 2015, the Board of Directors of The Boeing Company (the “Company”) adopted an amendment to Article II, Section 1 of the Company’s By-Laws to decrease the number of directors from eleven to ten. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 27, 2015. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
David L. Calhoun	500,403,637	10,252,149	3,568,244	107,105,363
Arthur D. Collins, Jr.	502,510,730	8,047,995	3,665,305	107,105,363
Kenneth M. Duberstein	495,942,756	13,478,363	4,802,911	107,105,363
Edmund P. Giambastiani, Jr.	504,025,009	6,554,160	3,644,861	107,105,363
Lawrence W. Kellner	502,691,804	7,970,683	3,561,543	107,105,363
Edward M. Liddy	501,264,668	9,415,604	3,543,758	107,105,363
W. James McNerney, Jr.	489,138,637	19,984,439	5,100,954	107,105,363
Susan C. Schwab	503,737,360	7,101,212	3,385,458	107,105,363
Ronald A. Williams	499,505,395	11,075,055	3,643,580	107,105,363
Mike S. Zafirovski	499,946,722	10,698,852	3,578,456	107,105,363

2. Approve, on an Advisory Basis, Named Executive Officer Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
471,346,449	38,265,500	4,612,081	107,105,363

3. Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2015:

FOR	AGAINST	ABSTAIN
609,544,556	8,629,600	3,155,237

4. Shareholder Proposal - Amend Existing Clawback Policy:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
113,797,259	393,865,850	6,560,921	107,105,363

5. Shareholder Proposal - Independent Board Chairman:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
157,464,739	351,610,310	5,148,981	107,105,363

6. Shareholder Proposal - Right to Act by Written Consent:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
171,941,690	336,170,562	6,111,778	107,105,363

7. Shareholder Proposal – Further Report on Lobbying Activities:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
89,959,072	353,281,355	70,983,603	107,105,363

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated April 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By: /s/ Michael F. Lohr
 Michael F. Lohr
 Vice President, Assistant General Counsel and Corporate Secretary

Dated: April 28, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated April 27, 2015